SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 4, 2002
                         -------------------------------
                        (Date of earliest event reported)

                                TEREX CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                       1-10702                    34-1531521
 ----------------------          -------------------          -----------------
(State of Incorporation)        (Commission File No.)        (IRS Employer
                                                             Identification No.)


                500 Post Road East, Suite 320, Westport, CT 06880
                -------------------------------------------------
               (Address of principal executive offices) (zip code)


                                 (203) 222-7170
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 4, 2002, the Company issued an aggregate of 64,871 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") to the holders of expired and unexercised Common Stock Appreciation Rights of the Company (the "Rights"). The Common Stock was issued by the Company as an accommodation to holders of the expired and unexercised Rights. The Rights were originally issued by the Company pursuant to the Common Stock Appreciation Rights Agreement, dated as of May 9, 1995, between the Company and The Bank of New York (formerly United States Trust Company of New York), as rights agent.


Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

          5.1 Opinion of Bryan Cave LLP regarding legality of shares of Common Stock.

          23.1 Consent of Bryan Cave LLP (included in its opinion filed as Exhibit 5.1 hereto).

          99.1 Offer of Accommodation regarding the right to receive shares of Common Stock.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TEREX CORPORATION


                                    By: /s/Eric I Cohen
                                        ------------------------------
                                        Eric I Cohen
                                        Senior Vice President

Date: October 4, 2002

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

                                  EXHIBIT INDEX



Exhibit
No.
-------

5.1  Opinion of Bryan Cave LLP regarding legality of shares of Common Stock.

23.1 Consent of Bryan Cave LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1 Offer of Accommodation regarding the right to receive shares of Common
     Stock.

                                       4